Exhibit 10.1

EXECUTION VERSION

LETTER AGREEMENT

October 12, 2026

Reference is made to that certain letter agreement dated January 29, 2026 relating to the initial public offering of M Evo Global Acquisition Corp II, a Cayman Islands exempted company (the “Company”), by and among the Company, the sponsor and the insiders party thereto, a copy of which is attached hereto as Exhibit A (the “Existing Letter Agreement”). This letter agreement (this “Letter Agreement”) is executed in connection with the appointment of Richard Majlinder (the “Director”) to the Company’s board of directors. This Letter Agreement is a separate agreement between the Director and the Company and does not amend the Existing Letter Agreement or make the Director a party thereto. Subsequent amendments to the Existing Letter Agreement shall not affect the terms incorporated into this Letter Agreement unless the Director and the Company otherwise agree in writing. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Existing Letter Agreement.

Except as expressly set forth in this Letter Agreement, the Director and the Company hereby agree, as of the date first set forth above, to be bound by, and adhere to, the terms contained in the Existing Letter Agreement to the extent such terms are applicable to an Insider who is a director of the Company and to the Company, respectively. Such terms are incorporated by reference in this Letter Agreement, mutatis mutandis. For purposes of the provisions so incorporated, references to an “Insider” shall mean the Director, references to the “Existing Letter Agreement” shall mean this Letter Agreement and references to the parties thereto shall mean the Director and the Company.

Notwithstanding the foregoing:

1.	Paragraphs 3, 4 and 5 of the Existing Letter Agreement, and the references to those paragraphs in paragraph 6 thereof, shall not be incorporated into this Letter Agreement.

2.	The representations in paragraph 8 of the Existing Letter Agreement concerning biographical information and questionnaires shall apply only to information furnished by the Director in connection with his appointment to the Company’s board of directors.

3.	The consent in paragraph 10 of the Existing Letter Agreement to being named in the Prospectus and the provisos in paragraph 20 shall not be incorporated into this Letter Agreement.

4.	The provisions incorporated herein shall apply from the date of this Letter Agreement, and references therein to the Public Offering and the dates and periods relating thereto shall retain their original meanings and shall not be treated as commencing anew by reason of the execution of this Letter Agreement.

5.	For purposes of paragraph 19 of the Existing Letter Agreement, notices to the Director shall be addressed to him at the address set forth on his signature page hereto, and notices to the Company shall be addressed as follows:

M Evo Global Acquisition Corp II
2727 LBJ Freeway, Suite 1010
Farmers Branch, TX 75234
Attention: Ashley Zumwalt-Forbes
Email: azf@mglobalacquisition.com

With a copy, which shall not constitute notice, to:

Sullivan & Cromwell
Level 30, 2 Chifley Square
Sydney, New South Wales 2000
Australia
Attention: Benjamin Fleming

or to any other address as may have been furnished to Director in writing by the Company.

This Letter Agreement may be executed in two or more counterparts, including by facsimile or electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature pages follow.]

DIRECTOR

Signature:	/s/ Richard Majlinder
Name:	Richard Majlinder

Address for notices:	c/o M Evo Global Acquisition Corp II, 2727 LBJ Freeway, Suite 1010, Farmers Branch, TX 75234, USA

[Signature page to Letter Agreement]

ACKNOWLEDGED AND AGREED:

M EVO GLOBAL ACQUISITION CORP II

By:	/s/ Ashley Zumwalt-Forbes
Name:	Ashley Zumwalt-Forbes
Title:	Chief Executive Officer

[Signature page to Letter Agreement]

EXHIBIT A

Existing Letter Agreement